UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 17, 2015

BARRACUDA NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36162	83-0380411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3175 S. Winchester Blvd.

Campbell, California 95008

(Address of principal executive offices, including zip code)

(408) 342-5400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 – Regulation FD Disclosures.

10b5-1 Trading Plans

In order to provide for the orderly open market selling of a portion of shares held of Barracuda Networks, Inc. (the “Company”) common stock, in a manner that satisfies the provisions of Rule 10b5-1(c) (“Rule 10b5-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Mr. William D. “BJ” Jenkins, Jr., the Company’s Chief Executive Officer, Mr. David Faugno, the Company’s Chief Financial Officer, Mr. Michael D. Perone, the Company’s Chief Marketing Officer, Mr. Zachary S. Levow, the Company’s Chief Technology Officer, Mr. Michael D. Hughes, the Company’s Vice President, Sales, Mr. Dustin Driggs, the Company’s Corporate Controller, and Ms. Diane C. Honda, the Comapny’s Vice President, General Counsel and Secretary, implemented Rule 10b5-1 compliant trading plans (the “10b5-1 Plans”).

Transactions made pursuant to the 10b5-1 Plans will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission. Except as may be required by law, the Company does not undertake to report on trading plans of its officers and directors, nor to report modifications or terminations of such Rule 10b5-1 trading plans of the Company’s officers or directors.

This information is intended to be furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARRACUDA NETWORKS, INC.

By:	/s/ Diane Honda
Diane Honda
Vice President, General Counsel & Secretary

Date: February 17, 2015